EXHIBIT 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (the “Report”) of Oglethorpe Power Corporation (An Electric Membership Corporation) (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Elizabeth B. Higgins, the Executive Vice President and Chief Financial Officer of the Registrant certify, to the best of my knowledge, that:

(1)                                 The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 12, 2013

/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)